Exhibit 99.1



                         Consent of Independent Auditor



The Board of Baron Capital Trust:

     I consent to the use of all my reports in respect of 19 residential apartment properties included in this Form S-4 Registration Statement of Baron Capital Properties, L.P. and incorporated herein by reference and to the reference to my firm and such reports under the heading "Experts" in the prospectus.


                                                     /s/ Elroy D. Miedema
                                                     ---------------------------
                                                     Elroy D. Miedema
                                                     Certified Public Accountant




Miami, Florida
January 28, 1999